Exhibit 99

Post Office Box 216 307 North Defiance Street Archbold, Ohio 43502	NEWS RELEASE

Company Contact:	Investor and Media Contact:
Marty Filogamo Senior Vice President – Marketing Manager Farmers & Merchants Bancorp, Inc. (419) 445-3501 ext. 15435 mfilogamo@fm.bank	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Farmers & Merchants Bancorp, Inc. Reports

2019 Third-Quarter and Year-to-Date Financial Results

Organic Loan and Deposit Growth Drive Strong Third Quarter Results

ARCHBOLD, OHIO, October 21, 2019, Farmers & Merchants Bancorp, Inc. (Nasdaq: FMAO) today reported financial results for the 2019 third quarter and year-to-date September 30, 2019.

2019 Third Quarter Financial Highlights Include (on a year-over-year basis unless noted):

•

Total loans increased 38.2% to $1.159 billion as a result of the contribution from the Limberlost acquisition and strong organic consumer lending, residential mortgage and commercial and industrial growth

•	Total assets increased 42.1% to a record $1.575 billion
•	Organic deposit growth continued and increased 2.9% in the past three months to a record $1.278 billion
•	Net interest income after provision for loan losses increased 27.3% to $12.7 million
•	Net income increased 10.3% to $4.3 million
•

Earnings per basic and diluted share decreased 9.5% to $0.38 as a result of a 20.3% increase in the weighted average common shares outstanding due to the additional shares from the Limberlost acquisition

•	Tangible book value per share increased 7.9% to $15.68 per share

“Organic loan and deposit growth accelerated during the 2019 third quarter and increased 6.2% and 2.9%, respectively over the past three months,” stated Lars B. Eller, President and Chief Executive Officer. “The strong growth trends we experienced in the third quarter are a direct result of the positive execution of our new strategic plan, the contribution of our talented and community-oriented bankers and improving production from our more recently opened offices.  In addition, I am encouraged that the expansion in loans over the past three months was driven by commercial and agricultural loans.  Competition for loans and deposits remains strong, which combined with lower benchmark rates, has impacted our net income margin, however, we believe strong loan growth, controlled cost of funds, and stable asset quality will continue to contribute to higher net interest income and overall profitability.”

Income Statement

Net income for the 2019 third quarter ended September 30, 2019, was $4.3 million, compared to $3.9 million for the same period last year.  Earnings per basic and diluted share for the 2019 third quarter was $0.38, compared to $0.42 for the same period last year, as a result of a 20.3% increase in the weighted average common shares outstanding due to the additional shares from the Limberlost acquisition.

Net income for the 2019 nine months ended September 30, 2019, was $13.7 million, compared to $11.8 million for the same period last year.  Net income for the 2019 nine months included $1.2 million of one-time acquisition related expenses and a $1.6 million benefit from recoveries.  Net income per basic and diluted share for the 2019 nine months was $1.23, compared to $1.27 for the same period last year.  2019 nine months earnings included $0.09 per basic and diluted share of one-time acquisition related expenses and a $0.14 per basic and diluted share benefit from recoveries.

Loan Portfolio and Asset Quality

Total loans, net at September 30, 2019, increased 38.2% or by $320.0 million to $1.159 billion, compared to $838.7 million at September 30, 2018, and up 36.9% from $846.4 million at December 31, 2018. The year-over-year improvement resulted primarily from the contribution of the Limberlost acquisition and organic loan growth.

Mr. Eller continued, “Economic trends within our markets remain stable, supporting F&M’s growth and excellent asset quality.  While we have experienced a temporary increase in nonaccrual loans, our nonaccrual loans as a percent of total loans of 0.28% at September 30, 2019, remains significantly better than our peer group average and demonstrates F&M’s prudent underwriting standards and high-quality loan portfolio. In addition, our allowance for loan and lease does not include a $2.2 million credit mark associated with the Limberlost acquisition, which further supports the future performance of our loan portfolio.”

Deposits

Over the past three months, deposits have increased organically 2.9% or by $35.7 million to $1.278 billion at September 30, 2019.  The significant organic deposit growth we have been experiencing continues to be due primarily to new product development that has allowed F&M to attract new customers and expand existing customer holdings.

Stockholders’ Equity and Dividends

Tangible stockholders’ equity increased to $174.6 million at September 30, 2019, compared to $138.9 million at December 31, 2018, and $133.1 million at September 30, 2018.  On a per share basis, tangible stockholders’ equity at September 30, 2019, was $15.68 per share, compared to $14.96 per share at December 31, 2018, and $14.53 at September 30, 2018.

Total stockholders’ equity increased 63.2% to $227.4 million at September 30, 2019, from $139.3 million at September 30, 2018, and increased 1.5% from $224.0 million at June 30, 2019.  At September 30, 2019, the company had a Tier 1 leverage ratio of 11.45%, compared to 12.63% at September 30, 2018.  The decline in the Tier 1 leverage ratio was primarily due to the added goodwill associated with the Limberlost acquisition.

For the 2019 third quarter, the company declared cash dividends of $0.15 per share, which is a 7.1% increase over the 2018 third quarter declared dividend payment.  F&M is committed to returning capital to shareholders and has increased the annual cash dividend for over nine consecutive years.

“Our recently created three-year strategic plan is focused on growing earnings and creating value for our shareholders, and we are well positioned to achieve these goals.  2019 is shaping up to be a transformative year and we are benefitting from strong organic loan and deposit growth, the Limberlost acquisition, and the enhancements we are making to our operating platform, while we successfully navigate changes with benchmark rates.  As a result, 2019 will be another record year of strong profitability and asset growth.  As we look to 2020 and beyond, I am extremely confident in the direction we are headed,” concluded Mr. Eller.

About Farmers & Merchants State Bank:

Farmers & Merchants Bancorp, Inc. (“F&M”) (Nasdaq: FMAO), is the holding company for the Farmers & Merchants State Bank, a local independent community bank with $1.6 billion in assets that has been serving Northwest Ohio and Northeast Indiana since 1897. The Farmers & Merchants State Bank provides commercial banking, retail banking and other financial services through its 30 offices. Our locations are in Fulton, Defiance, Hancock, Henry, Lucas, Williams, and Wood counties in Northwest Ohio. In Northeast Indiana, we have offices located in Adams, Allen, DeKalb, Jay and Steuben counties.

Safe harbor statement

Farmers & Merchants Bancorp, Inc. (“F&M”) wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995. Statements by F&M, including management’s expectations and comments, may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21B of the Securities Exchange Act of 1934, as amended. Actual results could vary materially depending on risks and uncertainties inherent in general and local banking conditions, competitive factors specific to markets in which F&M and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions. F&M assumes no responsibility to update this information. For more details, please refer to F&M’s SEC filing, including its most recent Annual Report on

Form 10-K and quarterly reports on Form 10-Q. Such filings can be viewed at the SEC’s website, www.sec.gov or through F&M’s website www.fm.bank.

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME & COMPREHENSIVE INCOME

(Unaudited) (in thousands of dollars, except per share data)

	Three Months Ended					Nine Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	September 30, 2019	September 30, 2018
Interest Income
Loans, including fees	$15,202	$16,723	$14,680	$10,955	$10,725	$46,605	$31,348
Debt securities:
U.S. Treasury and government agencies	1,162	816	713	630	613	3,113	1,848
Municipalities	69	211	211	250	275	233	845
Dividends	120	76	88	56	56	319	164
Federal funds sold and other	459	457	170	112	84	887	221
Total interest income	17,012	18,283	15,862	12,003	11,753	51,157	34,426
Interest Expense
Deposits	3,654	3,339	2,613	1,670	1,611	9,606	4,319
Federal funds purchased and securities sold under agreement to repurchase	201	141	185	127	134	527	376
Borrowed funds	257	269	287	20	20	813	60
Total interest expense	4,112	3,749	3,085	1,817	1,765	10,946	4,755
Net Interest Income - Before Provision for Loan Losses	12,900	14,534	12,777	10,186	9,988	40,211	29,671
Provision for Loan Losses	247	133	30	105	47	410	219
Net Interest Income After Provision For Loan Losses	12,653	14,401	12,747	10,081	9,941	39,801	29,452
Noninterest Income
Customer service fees	1,722	1,694	1,578	1,612	1,392	4,994	4,323
Other service charges and fees	1,179	1,091	1,041	1,032	1,097	3,311	3,149
Net gain on sale of loans	260	196	102	140	184	558	617
Net gain (loss) on sale of available-for-sale securities	-	-	(26)	(19)	10	(26)	10
Total noninterest income	3,161	2,981	2,695	2,765	2,683	8,837	8,099
Noninterest Expense
Salaries and wages	4,158	3,830	4,312	3,834	3,391	12,300	9,926
Employee benefits	1,331	1,223	1,594	1,102	1,029	4,148	3,013
Net occupancy expense	630	614	667	451	478	1,911	1,306
Furniture and equipment	720	763	696	450	588	2,179	1,660
Data processing	482	376	1,299	318	364	2,157	1,000
Franchise taxes	248	229	258	244	243	735	710
ATM expense	416	418	447	368	327	1,281	972
Advertising	587	382	260	218	236	1,229	669
Net loss on sale of other assets owned	22	28	15	27	1	65	17
FDIC assessment	-	98	96	77	81	194	249
Mortgage servicing rights amortization	149	105	75	100	84	329	264
Consulting fees	196	95	113	461	179	404	467
Other general and administrative	1,667	1,551	1,679	1,167	1,125	4,897	3,151

Total noninterest expense	10,606	9,712	11,511	8,817	8,126	31,829	23,404
Income Before Income Taxes	5,208	7,670	3,931	4,029	4,498	16,809	14,147
Income Taxes	933	1,490	707	836	623	3,130	2,391
Net Income	4,275	6,180	3,224	3,193	3,875	13,679	11,756
Other Comprehensive Income (Loss) (Net of Tax):
Net unrealized gain (loss) on available-for- sale securities	841	3,061	1,749	2,374	(617)	5,651	(3,432)
Reclassification adjustment for (gain) loss on sale of available-for-sale securities	-	-	26	19	(10)	26	(10)
Net unrealized gain (loss) on available-for- sale securities	841	3,061	1,775	2,393	(627)	5,677	(3,442)
Tax expense (benefit)	176	643	373	503	(132)	1,192	(723)
Other comprehensive income (loss)	665	2,418	1,402	1,890	(495)	4,485	(2,719)
Comprehensive Income	$4,940	$8,598	$4,626	$5,083	$3,380	$18,164	$9,037
Basic and Diluted Earnings Per Share	$0.38	$0.56	$0.29	$0.34	$0.42	$1.23	$1.27
Dividends Declared	$0.15	$0.15	$0.15	$0.15	$0.14	$0.45	$0.41

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited) (in thousands of dollars, except share data)

	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(Unaudited)
Assets
Cash and due from banks	$103,188	$108,085	$48,740	$37,492	$28,782
Federal funds sold	11,404	15,193	33,109	873	939
Total cash and cash equivalents	114,592	123,278	81,849	38,365	29,721

Interest-bearing time deposits	4,554	4,509	4,509	4,019	4,019
Securities - available-for-sale	190,465	204,415	174,682	168,447	183,075
Other securities, at cost	5,789	5,789	5,789	3,679	3,717
Loans held for sale	606	1,909	859	495	1,679
Loans, net	1,151,937	1,084,448	1,091,829	839,599	831,943
Premises and equipment	25,990	26,013	25,205	22,615	22,117
Goodwill	47,340	47,340	47,340	4,074	4,074
Mortgage servicing rights	2,556	2,465	2,397	2,385	2,373
Other real estate owned	351	329	510	600	717
Bank owned life insurance	15,151	15,050	14,963	14,884	14,799
Other assets	15,549	15,002	15,729	17,001	9,778
Total Assets	$1,574,880	$1,530,547	$1,465,661	$1,116,163	$1,108,012

Liabilities and Stockholders' Equity
Liabilities
Deposits
Noninterest-bearing	$261,719	$242,510	$236,847	$215,422	$197,088
Interest-bearing
NOW accounts	430,646	430,505	418,773	298,254	314,873
Savings	310,667	293,179	272,875	227,701	230,306
Time	274,996	276,153	258,929	187,413	186,592
Total deposits	1,278,028	1,242,347	1,187,424	928,790	928,859

Federal Funds Purchased and securities sold under agreements to repurchase	30,056	27,102	25,521	32,181	27,026
Federal Home Loan Bank (FHLB) advances	24,669	24,532	24,682	-	5,000
Dividend payable	1,657	1,654	1,654	1,379	1,287
Accrued expenses and other liabilities	13,062	10,865	9,446	10,526	6,493
Total liabilities	1,347,472	1,306,500	1,248,727	972,876	968,665

Commitments and Contingencies

Stockholders' Equity
Common stock - No par value 20,000,000 shares authorized; issued and outstanding 12,230,000 shares 9/30/19, 10,400,000 shares 12/31/18	81,264	81,955	81,760	10,823	10,589
Treasury stock - 1,092,986 shares 9/30/19, 1,114,739 shares 12/31/18	(12,453)	(12,707)	(12,680)	(12,409)	(12,409)
Retained earnings	157,126	153,993	149,466	147,887	146,072
Accumulated other comprehensive income (loss)	1,471	806	(1,612)	(3,014)	(4,905)
Total stockholders' equity	227,408	224,047	216,934	143,287	139,347
Total Liabilities and Stockholders' Equity	$1,574,880	$1,530,547	$1,465,661	$1,116,163	$1,108,012

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

SELECT FINANCIAL DATA

	For the Three Months Ended					For the Nine Months Ended
Selected financial data	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	September 30, 2019	September 30, 2018
Return on average assets	1.10%	1.63%	1.00%	1.15%	1.40%	1.24%	1.41%
Return on average equity	7.54%	11.21%	7.16%	9.04%	11.19%	8.26%	11.49%
Yield on earning assets	4.74%	5.25%	4.80%	4.52%	4.52%	5.04%	4.41%
Cost of interest bearing liabilities	1.55%	1.45%	1.26%	0.92%	0.92%	1.42%	0.83%
Net interest spread	3.19%	3.80%	3.54%	3.60%	3.60%	3.62%	3.58%
Net interest margin	3.60%	4.18%	3.87%	3.85%	3.85%	3.97%	3.80%
Efficiency	65.86%	56.00%	73.11%	67.59%	63.86%	64.67%	61.66%
Dividend payout ratio	38.67%	26.78%	42.77%	43.16%	33.21%	34.26%	32.02%
Tangible book value per share (1)	$15.45	$15.49	$14.90	$14.96	$14.53
Tier 1 capital to average assets	11.45%	11.77%	13.35%	12.81%	12.63%

(1) Tangible Equity = Stockholder Equity less goodwill and other intangibles (core deposit intangible, mortgage servicing rights and unrealized gain/loss on securities)

Loans	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
(Dollar amounts in thousands)
Commercial real estate	$502,137	$443,257	$440,993	$419,784	$417,217
Agricultural real estate	200,791	193,768	191,752	68,609	68,548
Consumer real estate	159,074	159,540	160,967	80,766	83,134
Commercial and industrial	130,150	125,609	137,949	121,793	119,536
Agricultural	110,270	113,755	112,898	108,495	103,624
Consumer	49,552	48,952	47,647	41,953	41,444
Other	8,167	7,341	7,392	5,889	6,005
Less: Net deferred loan fees and costs	(1,445)	(1,091)	(1,133)	(915)	(810)
Total loans, net	$1,158,696	$1,091,131	$1,098,465	$846,374	$838,698

Asset quality data	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
(Dollar amounts in thousands)
Nonaccrual loans	$3,275	$1,328	$1,188	$542	$483
Troubled debt restructuring	$1,051	$981	$102	$178	$205
90 day past due and accruing	$-	$-	$-	$-	$-
Nonperforming loans	$3,275	$1,328	$1,188	$542	$483
Other real estate owned	$351	$329	$510	$600	$717
Non-performing assets	$3,626	$1,657	$1,698	$1,142	$1,200

(Dollar amounts in thousands)
Allowance for loan and lease losses	$6,759	$6,964	$6,636	$6,755	$6,755
Allowance for loan and lease losses/total loans	0.58%	0.64%	0.60%	0.80%	0.81%
Net charge-offs:
Quarter-to-date	$171	$86	$169	$84	$81
Year-to-date	$426	$255	$169	$417	$332
Net charge-offs to average loans
Quarter-to-date	0.02%	0.01%	0.02%	0.01%	0.01%
Year-to-date	0.04%	0.02%	0.02%	0.05%	0.04%
Non-performing loans/total loans	0.28%	0.12%	0.11%	0.06%	0.06%
Allowance for loan and lease losses/nonperforming loans	173.25%	375.51%	558.92%	1249.57%	1399.58%

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

(in thousands of dollars, except per share data)

PRO-FORMA EARNINGS PER SHARE

The results of operations of Bank of Geneva have been included in the Company’s consolidated financial statements since the acquisition date of January 1, 2019.  The following schedule includes pro-forma results for the three and nine months ended September 30, 2019 and 2018 as if the Bank of Geneva acquisitions had occurred as of the beginning of the comparable prior reporting period.

	Pro-forma Three Months Ended		Pro-forma Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Earnings per share
Net income	$4,294	$5,223	$14,696	$16,812
Less: distributed earnings allocated to participating securities	(14)	(13)	(37)	(38)
Less: undistributed earnings allocated to participating securities	(16)	(31)	(71)	(102)
Net earnings available to common shareholders	$4,264	$5,179	$14,588	$16,672

Weighted average common shares outstanding including participating securities	11,121,426	11,104,507	11,105,993	11,098,819
Less: average unvested restricted shares	(79,335)	(93,242)	(81,569)	(92,683)
Weighted average common shares outstanding	11,042,091	11,011,265	11,024,424	11,006,136
Basic earnings and diluted per share	$0.38	$0.47	$1.32	$1.51

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES

(in thousands of dollars, except percentages)

	For the Three Months Ended			For the Three Months Ended
	September 30, 2019			September 30, 2018
Interest Earning Assets:	Average Balance	Interest/ Dividends	Yield/ Rate	Average Balance	Interest/ Dividends	Yield/ Rate
Loans	$1,126,173	$15,202	5.40%	$831,246	$10,725	5.16%
Taxable Investment Securities	167,654	1,082	2.58%	145,464	710	1.95%
Tax-exempt Investment Securities	32,530	149	2.32%	48,438	234	2.45%
Fed Funds Sold & Other	112,961	579	2.05%	19,674	84	1.71%
Total Interest Earning Assets	1,439,318	17,012	4.74%	1,044,822	11,753	4.52%

Nonearning Assets	116,191			61,850

Total Assets	$1,555,509			$1,106,672

Interest Bearing Liabilities:
Savings Deposits	$734,075	$2,044	1.11%	$551,902	$921	0.67%
Other Time Deposits	276,793	1,610	2.33%	180,858	690	1.53%
Other Borrowed Money	24,582	257	4.18%	5,000	20	1.60%
Fed Funds Purchased & Securities
Sold under Agreement to Repurch.	28,947	201	2.78%	25,827	134	2.08%
Total Interest Bearing Liabilities	1,064,397	4,112	1.55%	763,587	1,765	0.92%

Noninterest bearing Liabilities	264,183			204,623

Stockholders Equity	$226,929			$138,462

Net Interest Income and interest rate spread		12,900	3.19%		9,988	3.60%

Net Interest Margin			3.60%			3.85%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts

	For the Nine Months Ended			For the Nine Months Ended
	September 30, 2019			September 30, 2018
Interest Earning Assets:	Average Balance	Interest/ Dividends	Yield/ Rate	Average Balance	Interest/ Dividends	Yield/ Rate
Loans	$1,113,892	$46,605	5.58%	$830,118	$31,348	5.04%
Taxable Investment Securities	146,085	2,857	2.61%	148,797	2,136	1.91%
Tax-exempt Investment Securities	20,784	489	3.97%	49,643	721	2.45%
Fed Funds Sold & Other	75,388	1,206	2.13%	19,530	221	1.51%
Total Interest Earning Assets	1,356,149	51,157	5.04%	1,048,088	34,426	4.41%

Nonearning Assets	110,141			64,167

Total Assets	$1,466,290			$1,112,255

Interest Bearing Liabilities:
Savings Deposits	$708,280	$5,577	1.05%	$554,164	$2,497	0.60%
Other Time Deposits	261,729	4,029	2.05%	182,772	1,822	1.33%
Other Borrowed Money	26,035	813	4.16%	5,000	60	1.60%
Fed Funds Purchased & Securities
Sold under Agreement to Repurch.	29,657	527	2.37%	26,402	376	1.90%
Total Interest Bearing Liabilities	1,025,701	10,946	1.42%	768,338	4,755	0.83%

Noninterest bearing Liabilities	219,673			207,504

Stockholders Equity	$220,916			$136,413

Net Interest Income and interest rate spread		40,211	3.62%		29,671	3.58%

Net Interest Margin			3.97%			3.80%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts